UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

Accelerate Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

Notice of 2024 Annual Meeting of Shareholders

Dear Accelerate Diagnostics Shareholders:

You are invited to attend the Accelerate Diagnostics, Inc. 2024 Annual Meeting of Shareholders (the “Annual Meeting”).

Date:	May 7, 2024 (Tuesday)

Time:	10:30 a.m., Pacific Daylight Time

Virtual Location:	You can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/AXDX2024. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of Business:	At the Annual Meeting, shareholders will be asked to vote:

1.	to elect the following 9 persons to serve as directors of the Company (“Directors”) until the 2025 Annual Meeting of Shareholders or until their successors have been duly elected and qualified: Mark Black, Wayne C. Burris, Louise L. Francesconi, Hany Massarany, Marran H. Ogilvie, John Patience, Jack Phillips, Jennifer Regan, and Jack W. Schuler;

2.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024;

3.	to approve an amendment to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”) to increase the total number of authorized shares of the Company’s common stock (“Shares”) available for grant thereunder by 4,000,000 Shares; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Record Date:	You are entitled to notice of the Annual Meeting and can participate and vote at the Annual Meeting if you were a shareholder of record as of the close of business on March 15, 2024.

Voting:	Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your Shares are represented by voting promptly. For instructions on how to vote your Shares, please refer to the instructions included with this proxy statement or on your proxy card or voting instruction form.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON TUESDAY, MAY 7, 2024:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxyvote.com.

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

PROXY STATEMENT

Dated April 11, 2024

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2024

GENERAL

This proxy statement (“Proxy Statement”) is being furnished to the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board” or “Board of Directors”) from the Shareholders for use at the 2024 Annual Meeting of Shareholders to be held at 10:30 a.m., Pacific Daylight Time, on Tuesday, May 7, 2024, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held virtually. To participate in the virtual meeting, go online to www.virtualshareholdermeeting.com/AXDX2024. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about April 11, 2024.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 10:30 a.m., Pacific Daylight Time, on Tuesday, May 7, 2024. The Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/AXDX2024.

Why did I receive these materials?

Our Board has provided these proxy materials to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting virtually and vote per the virtual meeting instructions, or you may vote by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:

•	this Proxy Statement;

•	the proxy card or voting instruction form; and

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”).

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

1.	to elect the following 9 persons to serve as directors of the Company (“Directors”) until the 2025 Annual Meeting of Shareholders or until their successors have been duly elected and qualified: Mark Black, Wayne C. Burris, Louise L. Francesconi, Hany Massarany, John Patience, Jack Phillips, Marran H. Ogilvie, Jennifer Regan, and Jack W. Schuler;

2.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024;

3.	to approve an amendment to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”) to increase the total number of authorized shares of the Company’s common stock (“Shares”) available for grant thereunder by 4,000,000 Shares; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned Shares as of the close of business on the record date, which was March 15, 2024 (the "Record Date"). You are entitled to one vote for each Share that you held as of the record date.

How many Shares are eligible to be voted at the Annual Meeting?

There were 21,572,449 Shares issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:

•	by attending the virtual Annual Meeting and voting per the virtual meeting instructions;

•	over the Internet or by telephone using the instructions on the enclosed proxy card;

•	by completing, signing, dating, and returning the enclosed proxy card (applicable only to Shareholders of record); or

•	by following the instructions on the voting instruction form (applicable only to beneficial holders of Shares held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:

•	FOR the election of the 9 Director nominees (Proposal 1);

•	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2); and

•	FOR the approval of the proposed amendment of the 2022 Incentive Plan to increase the total number of authorized Shares available for grant thereunder (Proposal 3).

How do I vote if I hold Shares registered in “street name”?

If, on the Record Date, your Shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of Shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the Shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your Shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your Shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my Shares be voted if I do not provide my proxy?

If you hold your Shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your Shares in street name, your Shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted Shares on certain “routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2) is the only proposal at the Annual Meeting that we believe is routine. Accordingly, brokers and other agents who do not receive voting instructions from beneficial owners may vote on this proposal in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the Company’s Corporate Secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your Shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your Shares are counted as present at the Annual Meeting if you attend the meeting and vote in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, one-third (1/3) of the Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain Directors, officers, regular employees, and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors	Election of a Director requires the affirmative vote of the holders of a plurality of the Shares for which votes are cast. The 9 persons receiving the greatest number of votes will be elected as Directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of Directors.
Proposal 2: Ratification of Independent Registered Public Accounting Firm	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.
Proposal 3: Amendment of the 2022 Incentive Plan	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, Shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their Shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names Shares beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Shares for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our Directors, officers or other regular employees. These persons will receive no extra compensation for their services.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors of the Company (“Directors”), Director nominees and executive officers of the Company:

Name	Age as of Annual Meeting	Position
Mark Black	55	Director and Nominee
Wayne C. Burris	69	Director and Nominee
Louise L. Francesconi	71	Director and Nominee
Hany Massarany	62	Chairman of the Board of Directors and Nominee
Marran H. Ogilvie	55	Director and Nominee
John Patience	76	Director and Nominee
Jack Phillips	58	President and Chief Executive Officer, Director and Nominee
Jennifer Regan	62	Director and Nominee
Jack W. Schuler	83	Director and Nominee
Matthew W. Strobeck, Ph.D.	51	Director
Lawrence Mertz, Ph.D.	62	Chief Technology Officer
David Patience	38	Chief Financial Officer

The following sets forth key biographical information about the Director nominees and executive officers of the Company:

Mark Black has served as a Director of the Company since May 18, 2023. Mr. Black is the co-Founder and Chief Investment Officer of Tiptree Advisors, LLC, a New York based asset management firm (formerly Corvid Peak Capital Management). Prior to the formation of Corvid Peak, Mr. Black was the Founder, CEO and CIO of Raveneur Investment Group, LP, a special-situations hedge fund. He has also served in the role as Partner and Portfolio Manager at Tricadia Capital, a multi-strategy hedge fund, and held investment professional roles at Eton Park Capital Management, LP and Strategic Value Partners, LLC. Mr. Black earned a B.S. in Finance from New York University, and an MBA from the Stanford Graduate School of Business.

We believe that Mr. Black is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the finance industry, as well as his experience holding finance-related roles of increasing responsibility.

Wayne C. Burris has served as a Director of the Company since February 2, 2022. Mr. Burris served as the Senior Vice President and Chief Financial Officer at Roche Diagnostics Corporation from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders. Before joining Roche Diagnostics, Mr. Burris was a senior manager for Price Waterhouse LLP. Mr. Burris currently serves on the board of Orthofix Medical Inc. (NASDAQ: OFIX). Mr. Burris is a Certified Public Accountant and earned a B.S. in Accounting and Finance from Butler University.

We believe that Mr. Burris is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the healthcare industry as well as his experience holding finance-related roles of increasing responsibility.

Louise L. Francesconi has served as a Director of the Company since December 2, 2019. Before retiring, Ms. Francesconi served as President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008. During her tenure at Raytheon, Ms. Francesconi was named three times by Fortune Magazine to its 50 Most Powerful Women in Business list. Ms. Francesconi currently serves as a director of US Energy Corporation (NASDAQ: USEG) and as Chair of the Board of Trustees for TMC HealthCare, a regional healthcare system. Ms. Francesconi has previously served as a director of Stryker Corporation (NYSE: SYK), a medical technology company. Ms. Francesconi earned a B.S. in Economics from Scripps College, and an MBA from the University of California, Los Angeles.

We believe that Ms. Francesconi is qualified to serve on our Board of Directors because of her experience in leadership and management roles, and experience as a board member in a variety of industries, including as a director in the healthcare industry.

Hany Massarany has served as a Director of the Company since May 20, 2020, and Board Chairman since February 22, 2023. Mr. Massarany was President and Chief Executive Officer of GenMark Diagnostics, Inc. (NASDAQ: GNMK), a provider of multiplex molecular diagnostic solutions, from April 2011 to March 2020. From February 2009 to April 2011, Mr. Massarany served as President at Ventana and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President, Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President, North American Commercial Operations. Mr. Massarany also held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany served on the board of directors of GenMark Diagnostics, Inc. from May 2011 to February 2020. Mr. Massarany currently serves as a director of Biodesix, Inc. (NASDAQ: BDSX), a medical diagnostics company. Mr. Massarany earned a B.S. in Microbiology and Immunology from Monash University in Australia, and an MBA from Melbourne University.

We believe that Mr. Massarany is qualified to serve on our Board of Directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Marran H. Ogilvie has served as a Director of the Company since May 19, 2023. Ms. Ogilvie has served as Senior Advisor to Garnett Station Partners, LLC, a boutique private equity firm focusing on consumer facing industries, since June 2021. Additionally, Ms. Ogilvie currently serves on the board of directors of Four Corners Property Trust, Inc. (NYSE: FCPT), a real estate investment trust that invests in restaurant properties in the U.S., since November 2015. Previously, Ms. Ogilvie served on the board of directors of GCP Applied Technologies Inc. (formerly NYSE: GCP) from 2019 until 2022 and Ferro Corporation (formerly NYSE: FOE), a supplier of functional coatings and color solutions, from 2017 until 2022. She also previously served as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration (the “Creditors Committee”) from June 2010 until July 2018, which assisted the Administrators in finding solutions to the significant issues affecting the estate. She also previously served as a Representative of a Member of the Creditors Committee from January 2008 until June 2010. Ms. Ogilvie has also served on the board of directors of Evolution Petroleum Corporation (NYSE: EPM), a developer and producer of oil and gas reserves, from December 2017 until December 2020, Bemis Company, Inc. (formerly NYSE: BMS), a global manufacturer of flexible packaging products and pressure sensitive materials, from March 2018 until it was acquired in June 2019, Forest City Realty Trust, Inc. (formerly NYSE: FCEA), a real estate investment trust that was later acquired, from April 2018 to December 2018, LSB Industries, Inc. (NYSE: LXU), a chemical manufacturing company, from April 2015 to April 2018, Seventy Seven Energy Inc. (formerly NYSE: SSE), an oil field services company that was later acquired, from July 2014 to July 2016, The Korea Fund, Inc. (NYSE: KF), an investment company that invests in Korean public equities, from November 2012 to December 2017, ZAIS Financial Corp. (formerly NYSE: ZFC) (n/k/a Sutherland Asset Management Corp.), a real estate investment trust, from February 2013 to October 2016, and Southwest Bancorp, Inc. (formerly NASDAQ: OKSB), a regional commercial bank that was later acquired (“Southwest”), from January 2012 to April 2015. She also previously served as Southwest’s Advisor from September 2011 to January 2012. Prior to that, Ms. Ogilvie was a member of Ramius, LLC, an investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, Inc. (“Cowen Group”), including as Chief Operating Officer from 2007 to 2009 and General Counsel and Chief Compliance Officer from 1997 to 2007. Following the merger in 2009, Ms. Ogilvie became Chief of Staff at Cowen Group until 2010. Ms. Ogilvie earned a Bachelor’s degree from the University of Oklahoma, and a Juris Doctorate from St. John’s University School of Law.

We believe that Ms. Ogilvie is qualified to serve on our Board of Directors because of her substantial business experience and financial background, coupled with her extensive experience serving as a director of public companies.

John Patience has served as a Director of the Company since June 26, 2012. From June 2012 to February 2023, Mr. J. Patience served as the Board Chairman. Mr. J. Patience also serves as a director and chairman of the board of Biodesix, Inc. (NASDAQ: BDSX), a medical diagnostics company. Mr. J. Patience is a founding partner of Crabtree Partners, a private equity investment firm. Mr. J. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. J. Patience served as a director of Stericycle, Inc. (NASDAQ: SRCL) since its founding in 1989 until June of 2018. Mr. J. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. J. Patience also was previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. J. Patience earned a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an MBA from the University of Pennsylvania’s Wharton School of Business.

We believe that Mr. J. Patience is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Jack Phillips has served as a Director of the Company and as the Company’s President and Chief Executive Officer (“CEO”) since February 1, 2020. From August 2019 to January 2020, Mr. Phillips served as the Company’s Chief Operating Officer (“COO”). Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance, and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips earned a B.S. in marketing from Northern Kentucky University.

We believe that Mr. Phillips is qualified to serve on our Board of Directors because of his experience in leadership and management roles at our Company, as well as his experience as a senior executive in the healthcare and medical device industries.

Jennifer Regan has served as a Director of the Company since May 19, 2023. Ms. Regan co-founded Key Tech, an end-to-end product development firm specializing in the design of complex automated devices and systems for medical applications, and served as its Chief Executive Officer from 1998 until her retirement in September 2022. Following her retirement, Ms. Regan continues to serve as a member of Key Tech’s Advisory Board. Ms. Regan has also served as a member of the Advisory Board to the Maryland Momentum Fund of the University System of Maryland since 2021 and as a member of the board of the University of Maryland Clark School of Engineering since 2013. Ms. Regan was previously the Co-Founder and President of Corey Regan Inc., a consulting firm in the nuclear power industry, and a project and client Manager at MPR Associates, an engineering consulting firm. Ms. Regan earned a B.S. in Physics from Georgetown University, and a B.S. in Mechanical Engineering from The Catholic University of America.

We believe that Ms. Regan is qualified to serve on our Board of Directors because of her extensive leadership experience and technical background in the medical device, diagnostic, and drug delivery industries.

Jack W. Schuler has served as a Director of the Company since June 26, 2012. Mr. Schuler is a founding partner of Crabtree Partners, a private investment firm. Mr. Schuler served as a Director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, including President and Chief Operating Officer. Mr. Schuler previously served on the boards of Abbott Laboratories, Medtronic (Lead Director), Stericycle (Chairman), and Quidel Corp. He is currently a director of Biodesix, Inc. (NASDAQ: BDSX). Mr. Schuler earned a B.S. in Mechanical Engineering from Tufts University and an MBA from Stanford University.

We believe that Mr. Schuler is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the healthcare industry, as well as his experience as a board member in the healthcare and medical device industries.

Lawrence Mertz, Ph.D. has served as the Company’s Chief Technology Officer (“CTO”) since June 23, 2022. From May 2021 to June 2023, Dr. Mertz served as the Company’s Senior Vice President, Head of Research and Development. Dr. Mertz has over 30 years of experience working in the diagnostics and life science industries in various technical leadership roles and has led the successful ideation and development of numerous IVD instrumented platforms and assays leveraging microbiological, genomic, molecular and immunochemical technologies. Prior to joining the Company, Dr. Mertz was Senior Vice President of Research and Development and Clinical Operations for Meridian Biosciences, Inc. (NASDAQ: VIVO) leading a team of more than 100 employees and supporting the portfolio strategy and development of four separate IVD platforms and assays. Dr. Mertz also served as the Vice President of Research and Development, Engineering for Progenity, Inc. (NASDAQ: PROG) where he was responsible for research and development, product and software development supporting the development and implementation of human genome sequencing assays and clinical services for blood pre-natal testing and liquid biopsy. From 2006 to 2017, Dr. Mertz held multiple positions at Becton Dickenson, Inc. (NYSE: BDX) culminating in the Vice President of Research and Development for the Molecular Diagnostics division. In this role, he led more than 120 employees in the platform and assay development focused on syndromic infectious disease areas including gastrointestinal, respiratory, sexually transmitted disease, blood borne and blood sepsis. Dr. Mertz earned a B.S. in Chemistry and a Ph.D. in Biochemistry from the State University of New York at Buffalo, where he has been recognized as a distinguished alumnus.

David Patience has served as the Company’s Chief Financial Officer (“CFO”) since April 1, 2023. From February 2021 to March 2023, Mr. D. Patience served as the Company’s Senior Director, Business Development and Strategic Finance. From September 2017 to February 2021, Mr. D. Patience served as the Company’s Director, Head of Finance, Planning and Analysis. Prior to joining the Company, Mr. D. Patience held positions with Morgan Stanley’s Investment Banking Division, Continental Advisors Equity Group, and various financial research roles with Nuveen Investments. Mr. D. Patience earned a B.S. in Business Administration from the University of Colorado Leeds School of Business and an MBA from the University of Chicago Booth School of Business.

There are no agreements or understandings for any of our executive officers or Directors to resign at the request of another person and no officer or Director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected to serve until their successors are duly elected and qualified.

See “—Director Nominations” for additional information.

Board Diversity

The tables below provides information relating to certain voluntary self-identified characteristics of our Directors. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 22, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Diversity Matrix (As of March 15, 2024)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Director Independence

The Board has affirmatively determined that Directors Black, Burris, Francesconi, Massarany, Ogilvie, Regan, Schuler, and Strobeck (constituting a majority of the full Board) are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the “SEC”). In making this determination, our Board considered the current and prior relationships that each individual has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each individual. The Company’s independent Directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Family Relationships

Effective as of April 1, 2023, David Patience is employed as the Company’s CFO. David is the son of John Patience, who currently serves as a Director and is the former Chairman of the Board. This relationship was reviewed and approved by the Audit Committee of the Board.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of CEO and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Jack Phillips serves as the Company’s President and CEO and Hany Massarany serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the Shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverages the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, Board committees also have responsibility for risk management. For example, the Audit and Governance Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks, and also oversees risks associated with our overall cybersecurity, compliance, and corporate governance practices; and the Compensation and Nominating Committee oversees risks relating to the compensation and incentives provided to our executive officers, as well as the independence and composition of our Board. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s Directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2023, except for one Form 4 filed by Jack Phillips reporting three transactions; one Form 4 filed by Steven Reichling reporting three transactions; one Form 4 filed by Charles Watts reporting two transactions; one Form 4 filed by Thomas D. Brown reporting two transactions; one Form 3 and one Form 4 filed by Mark Black reporting two transactions; one Form 3 and one Form 4 filed by Marran H. Ogilvie reporting two transactions; one Form 3 and one Form 4 filed by Jennifer Regan reporting two transactions; one Form 4 filed by Matthew W. Strobeck reporting one transaction; two Form 4s filed by Jack W. Schuler reporting three transactions; one Form 4 filed by John Patience reporting one transaction; one Form 4 filed by Hany Massarany reporting one transaction; one Form 4 filed by Louise L. Francesconi reporting one transaction; and one Form 4 filed by Wayne C. Burris reporting one transaction.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers and a code of ethics and standards of conduct that is applicable to all Directors, officers and employees, a copy of which is available online at https://ir.axdx.com/governance-documents. Shareholders may also request a free copy of these documents from: ACCELERATE DIAGNOSTICS, INC., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Corporate Secretary. The Company intends to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of such codes of ethics by posting such information on our website.

Director Meeting Attendance

During the year ended December 31, 2023, the Board held sixteen meetings of the full Board. The Board also acted by written consent on two occasions. During the year ended December 31, 2023, each Director attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served).

The Company does not have a written policy requiring Directors to attend the Annual Meeting of Shareholders, but attendance is encouraged. Last year, one of the Directors attended our 2023 Annual Meeting of Shareholders.

Board Committees

Our Board has established (1) an Audit and Governance Committee and (2) a Compensation and Nominating Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each of the Board’s current committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. The charter of each committee is available on our corporate website at https://ir.axdx.com/corporate-governance.

The following table provides current membership for each committee of our Board of Directors:

Name:	Audit & Governance Committee	Compensation & Nominating Committee*
Wayne C. Burris	Chair
Louise L. Francesconi		Chair
Mark Black	X
Hany Massarany	X	X
Marran H. Ogilvie	X
Jennifer Regan		X
Matthew W. Strobeck Ph.D.	X

Audit and Governance Committee

The Board maintains a standing Audit and Governance Committee comprised of Mr. Burris (Chair), Mr. Black, Mr. Massarany, Ms. Ogilvie, and Dr. Strobeck. Each member of the Audit and Governance Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to audit committees and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Mr. Burris is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Audit and Governance Committee met eight times during the year ended December 31, 2023.

The Audit and Governance Committee’s audit-related responsibilities include overseeing the qualifications, independence, and performance of our independent registered public accounting firm; evaluating the Company’s accounting policies and system of internal controls, including computerized information system controls and security; and reviewing significant financial transactions. In carrying out this purpose, the Audit and Governance Committee maintains and facilitates free and open communication between the Board, the independent registered public accounting firm, and our management.

The Audit and Governance Committee’s governance-related responsibilities also include overseeing the Company’s corporate governance policies, practices, and procedures.

Compensation and Nominating Committee

The Board maintains a standing Compensation and Nominating Committee comprised of Ms. Francesconi (Chair), Mr. Massarany, and Ms. Regan. Each member of the Compensation and Nominating Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to compensation committees. All members of the Compensation and Nominating Committee also qualify as non-employee Directors under Exchange Act Rule 16b-3 and as outside Directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation and Nominating Committee met five times and took action by written consent on two occasions during the year ended December 31, 2023.

The Compensation and Nominating Committee’s compensation-related responsibilities include reviewing the compensation arrangements for the Company’s executive officers, including the CEO; administering the Company’s equity compensation plans; and reviewing the compensation of the Board. In its discretion, the Compensation and Nominating Committee may delegate certain of its authority and responsibilities to one or more subcommittees comprised entirely of members of the Compensation and Nominating Committee.

The Compensation and Nominating Committee’s nomination-related responsibilities also include determining the qualifications, qualities, skills, and other expertise required to be a Director; recommending to the criteria to be considered in selecting Director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of Director nominees; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities, and membership.

Director Nominations

The Compensation and Nominating Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Compensation and Nominating Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Compensation and Nominating Committee typically solicits recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Compensation and Nominating Committee may also engage a professional search firm to assist in identifying qualified candidates. In selecting Board candidates, the Compensation and Nominating Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

The Compensation and Nominating Committee will consider Director candidates recommended by Shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company pursuant to the Company's Amended and Restated Bylaws. The Company’s Amended and Restated Bylaws contain provisions relating to certain timing and information requirements for shareholder nominations for election to the Board brought before a meeting of the shareholders. See Section 2.12 of the Company’s Amended and Restated Bylaws and the section entitled “Shareholder Proposals and Director Nominations for the 2025 Annual Meeting” in this Proxy Statement for additional information.

Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s CEO, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Pursuant to that certain note purchase agreement, dated June 9, 2023, by and among the Company and certain investors named therein (the “Note Purchase Agreement”), Indaba Capital Management L.P. had the right to identify a candidate for appointment to the Board (the “Indaba Nominee”). Mr. Black was the Indaba Nominee and was appointed to the Board on May 18, 2023. Additionally, in accordance with the Note Purchase Agreement, the Company is required to reduce the size of the Board from ten directors to nine directors through the removal or resignation of one director prior to the Annual Meeting. Accordingly, the Board has determined not to nominate Dr. Strobeck for re-election to the Board at the Annual Meeting. Further, at such time as the Company’s 5.00% senior secured convertible notes due 2026 (the “5.00% Notes”) are no longer outstanding, Mr. Black, as the Indaba Nominee, and Ms. Ogilvie are required to resign from the Board, unless the Company requests either to remain on the Board.

Qualifications of Director Nominees

The Board and the Compensation and Nominating Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes, and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Compensation and Nominating Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as Director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular Director may do so by sending a letter to the Corporate Secretary, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all Directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•	Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

•	Short sales. Team Members may not sell the Company’s securities short;

•	Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and

•	Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

AUDIT AND GOVERNANCE COMMITTEE REPORT

The Audit and Governance Committee oversees the financial reporting process of the Company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit and Governance Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit and Governance Committee has discussed with Ernst & Young, LLP (“Ernst & Young”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("”PCAOB”) and the SEC. The Audit and Governance Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Governance Committee concerning independence, and the Audit and Governance Committee has discussed with Ernst & Young their independence. The Audit and Governance Committee has considered the effect of non-audit fees on the independence of Ernst & Young and has concluded that such non-audit services are compatible with the independence of Ernst & Young.

The Audit and Governance Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit and Governance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Governance Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2023, be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report has been furnished by the members of the Audit and Governance Committee.

THE AUDIT AND GOVERNANCE COMMITTEE
Wayne C. Burris, Chairman
Hany Massarany
Marran H. Ogilvie
Matthew W. Strobeck, Ph.D.

COMPENSATION OVERVIEW

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2023, our NEOs were:

Jack Phillips, President and CEO

David Patience, CFO

Larry Mertz, CTO

Determining Executive Compensation

On an ongoing basis, the Compensation and Nominating Committee reviews the performance and compensation of our President and CEO and the Company’s other executive officers.

Our President and CEO provides input to the Compensation and Nominating Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation and Nominating Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and CEO.

Compensation Philosophy and Objectives

The Compensation and Nominating Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s shareholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation and Nominating Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short- and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we have historically utilized a combination of two or more of the following types of compensation to compensate our executive officers:

•	base salary;

•	annual performance bonuses payable as equity awards; and

•	long-term equity compensation, consisting of stock options, time-based restricted stock units (“RSUs”), and performance stock units (“PSUs”). RSUs and stock options are typically granted with a multiple year vesting schedule to promote long-term retention. PSUs may be tied to the achievement of a variety of performance metrics, which may include commercial targets, product development targets and/or other metrics. Each vested RSU and PSU will be settled in one share of Common Stock.

The Compensation and Nominating Committee’s philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Compensation and Nominating Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests.

The Compensation and Nominating Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans;

•	competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies, and other relevant information; and

•	our obligations under the applicable executive officer’s employment agreement or offer letter (if any).

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation and Nominating Committee. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Role of Say-On-Pay Votes

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held every three years. At the 2022 Annual Meeting of Shareholders approximately 80.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation and Nominating Committee carefully considers the level of voting support from our Shareholders on our say-on-pay vote and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

As part of its role, the Compensation and Nominating Committee reviews and considers the deductibility of executive compensation under the U.S. Internal Revenue Code (the “Code”) and, historically, the intention of the Compensation and Nominating Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as “covered employees” under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation and Nominating Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation and Nominating Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievement of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) “covered employees” that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation and Nominating Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation and Nominating Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation and Nominating Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation and Nominating Committee has determined that the Company’s compensation policies and practices do not create such risks.

Stock Ownership Guidelines

In order to promote a meaningful, permanent level of ownership in the Company and alignment of interests of the Board and NEOs with shareholders, in February 2021 the Board adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for Board members and NEOs. The Stock Ownership Guidelines identify the minimum level of stock ownership expected of Board members (3 x annual retainer), the CEO (5 x annual base salary), and other NEOs (3 x annual base salary). Individuals are expected to achieve their respective minimum ownership level within five years of becoming subject to the Stock Ownership Guidelines. The Stock Ownership Guidelines are available online at https://ir.axdx.com/governance-documents.

Nonqualified Executive Deferred Compensation Plan

Our NEOs and other executive officers are eligible to participate in the Accelerate Diagnostics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 70% of their annual base salary into such plan. The Deferred Compensation Plan was adopted effective January 1, 2020. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, so each participant is fully vested in his or her account balances at all times. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election during the annual enrollment window.

As of the date of this Proxy Statement, only Mr. Phillips has made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 40% of his annual base salary for 2022.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

2021 Performance Incentive Program

In March 2021, the Compensation and Nominating Committee approved a performance incentive program (the “2021 Performance Program”). The 2021 Performance Program consisted of two commercial and three research and development goals to be achieved during 2021. Because the COVID-19 pandemic continued to significantly limit the Company’s ability throughout 2021 to sell and implement its products at hospitals that were focused on responding to the COVID-19 pandemic, the Compensation and Nominating Committee modified all three performance goals in September 2021. In the first quarter of 2022, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2021 Performance Program of 75%. The Compensation and Nominating Committee elected to pay the 2021 Performance Program in RSUs, which were issued in 2022.

2022 Performance Incentive Program

On February 2022, the Compensation and Nominating Committee approved a 2022 performance incentive program (the “2022 Performance Program”). The 2022 Performance Program consisted of two commercial and two product development goals to be achieved during 2022. In the first quarter of 2023, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2022 Performance Program of 40%. The Compensation and Nominating Committee elected to pay the 2022 Performance Program in RSUs, which were issued in 2023.

2022 Long-Term Incentive Program

In February 2022, the Compensation and Nominating Committee approved a long-term incentive program (the “2022 LTI Program”). The 2022 LTI Program consisted of RSUs with a three-year vesting period with 40% vesting on the second anniversary of the grant date and the remaining 60% vesting over the remaining vesting period ending on the third anniversary of the grant date.

2023 Performance Incentive Program

In May 2023, the Compensation and Nominating Committee approved a 2023 performance incentive program (the “2023 Performance Program”). The 2023 Performance Program consisted of two commercial and product development goals to be achieved during 2023. The 2023 Performance Program consisted of two commercial and two product development goals to be achieved during 2023. In the first quarter of 2024, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2023 Performance Program of 28%.

2023 Long-Term Incentive Program

In May 2023, the Compensation and Nominating Committee approved the annual executive long-term incentive program (“2023 LTI Program”). The 2023 LTI Program consisted of RSUs with a two-year, three-year cliff vesting period with 40% vesting on the second anniversary of the grant date and the remaining 60% vesting on the third anniversary of the grant date.

CEO Retention Grants

Separately from the above programs, in order to properly incentivize and ensure the retention of Mr. Phillips, the Compensation and Nominating Committee made the following grants to Mr. Phillips:

•	June 2020 - 9,353 PSUs tied to a commercial goal to be achieved by the end of 2022, and 12,432 RSUs with a three-year annual vesting period. The PSUs were forfeited in 2022 due to the performance goals not being achieved.

•	May 2021 - 5,165 PSUs tied to one commercial goal and an additional 5,164 PSUs tied to one product development goal. Goals were to be achieved by the end of 2023. The PSUs were forfeited in 2023 due to the performance goals not being achieved. Additionally, at this time, Mr. Phillips was awarded 20,659 RSUs which vested monthly in beginning in January 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2022, and December 31, 2023, are indicated below by “2022” and “2023,” respectively.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Jack Phillips, President and CEO	2023	595,000	(1)	2,409,105	—	3,004,105
	2022	595,000	(1)	1,499,707	—	2,094,707

David Patience, CFO(3)	2023	285,272		871,432	—	1,156,704
	2022	216,058		137,343	—	353,401

Larry Mertz, CTO(4)	2023	335,939		616,224	—	952,163
	2022	329,231		137,343	—	466,574

(1)	Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 40% of his 2022 annual base salary in the amount of $238,000, which was included in the Salary column. Unrealized investment gain credited to Mr. Phillips’ account in the Deferred Compensation Plan was $114,973 as of December 31, 2023, and is not included in the Salary column. Investment income credited to Mr. Phillips’ account in the Deferred Compensation Plan was $39,016 and $60,062 for the years ended December 31, 2023 and 2022, respectively, and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan” for additional information.
(2)	The amount reflects the aggregate grant date fair value of RSU awards during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report. See “Compensation Overview” and 2023 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding awards granted in 2022 and 2023.
(3)	Mr. Patience was appointed as the Company’s CFO effective April 1, 2023.
(4)	Dr. Mertz was appointed as the Company’s CTO effective June 23, 2022.

2023 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2023:

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (#)	Number of securities underlying unexercised options (#) unexerciable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Jack Phillips	8/6/2019	108,326	16,665	(1)	170.00	8/6/2029	—		—	—	—
Jack Phillips	1/1/2020	2,526	—		169.00	1/1/2030	—		—	—	—
Jack Phillips	2/1/2020	—	—		—	—	2,000	(2)	7,840	—	—
Jack Phillips	4/4/2022	—	—		—	—	88,806	(3)	348,120	—	—
Jack Phillips	6/26/2023	—	—		—	—	313,157	(4)	1,227,575	—	—
David Patience	11/18/2017	2,250	—		188.00	11/8/2027	—		—	—	—
David Patience	3/7/2018	51	—		259.50	3/7/2028	—		—	—	—
David Patience	1/1/2019	1,811	—		115.00	1/1/2029	—		—	—	—
David Patience	1/1/2019	4,500	—		115.00	1/1/2029	—		—	—	—
David Patience	1/1/2020	1,516	—		169.00	1/1/2030	—		—	—	—
David Patience	3/24/2020	357	—		59.30	3/24/2030	—		—	—	—
David Patience	3/24/2020	600	400	(5)	59.30	3/24/2030	—		—	—	—
David Patience	4/16/2020	1,000			83.60	4/16/2030	—		—	—	—
David Patience	3/7/2022	—	4,000	(6)	23.40	3/7/2032	—		—	—	—
David Patience	2/26/2022	—	—		—	—	2,500	(7)	9,800	—	—
David Patience	4/1/2023	—	—		—	—	50,000	(8)	196,000	—	—
David Patience	6/18/2023	—	—		—	—	61,184	(9)	239,841	—	—
Larry Mertz	5/20/2021	6,666	3,334	(10)	70.90	5/20/2031	—		—	—	—
Larry Mertz	5/20/2021	—	—		—	—	1,000	(11)	3,920	—	—
Larry Mertz	5/20/2021	—	—		—	—	283	(11)	1,109	—	—
Larry Mertz	4/4/2022	—	—		—	—	7,164	(3)	28,083	—	—
Larry Mertz	6/18/2023						66,353	(9)	260,104

(1)	Option award vested 40% on August 6, 2021, and the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.
(2)	RSUs vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 1, 2021 and ending on February 1, 2025.
(3)	RSU award vests 40% on April 4, 2024, and the balance vests on April 4, 2025.
(4)	RSU award vests 20% on June 26, 2025, 20% on July 10, 2025, 30% on June 26 2026, and 30% on July 10, 2026.
(5)	Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 24, 2021, and ending on March 24, 2025.
(6)	Option award vests 40% on March 7, 2024, and the balance vests on March 7, 2025.
(7)	RSU award vests 40% on February 26, 2024, and the balance vests on February 26, 2025.
(8)	RSU award vests 40% on April 1, 2025, and the balance vests on April 1, 2026.
(9)	RSU award vests 40% on June 18, 2025, and the balance vests on June 18, 2026.
(10)	Option award vests in equal annual amounts on each anniversary of the grant date over three years, beginning on May 20, 2022, and ending May 20, 2024.
(11)	RSUs vest in equal annual amounts on each anniversary of the grant date over three years, beginning on May 20, 2022, and ending May 20, 2024.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into salary continuation, severance or similar agreements or arrangements with Mr. Phillips, Mr. D. Patience, and Dr. Mertz. Under their current employment agreements, all unvested equity awards accelerate upon the closing of a transaction resulting in a Change of Control (as defined in the 2022 Incentive Plan), notwithstanding anything in the Company’s incentive plans to the contrary. Pursuant to the employment agreements, in the event of termination of employment by the Company without Cause (as defined in the employment agreements) or by the executive for Good Reason (as defined in the employment agreements) prior to a Change of Control, the executive will be entitled to a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average amount earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. In addition, in the event of termination of employment by the Company without Cause or by the executive for Good Reason during the 12-month period following a Change of Control, the executive will receive a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs.

Executive Arrangements

Phillips

On January 31, 2020, Mr. Phillips entered into an employment agreement (the “Phillips Employment Agreement”) with the Company in connection with his appointment as President and CEO of the Company, effective February 1, 2020. The Phillips Employment Agreement superseded and replaced Mr. Phillips’ prior employment agreement with the Company entered into on August 6, 2019, relating to his employment as the Company’s COO. Unless terminated earlier in accordance with the terms of the Phillips Employment Agreement, Mr. Phillips’ employment as President and CEO of the Company was to continue until February 1, 2022, and automatically renews for additional one-year periods unless either the Company or Mr. Phillips provides notice prior to the end of the then-current term. Pursuant to the Phillips Employment Agreement, Mr. Phillips is entitled to an annual base salary of $595,000. Mr. Phillips was also granted 5,000 RSUs, which vest in equal annual amounts on each anniversary of the grant date over five years. Beginning January 1, 2020, Mr. Phillips was eligible to earn an annual cash bonus equal to 100% of his base salary as of the first day of the calendar year, with the opportunity to earn up to (but not exceed) 150% of his base salary as of the first day of the calendar year. Beginning January 1, 2021, Mr. Phillips is also eligible to receive stock options, performance shares, and other awards under the Company’s incentive plan; provided that, for the 2021 calendar year, Mr. Phillips was to receive an equity award grant equal to 400% of his then base salary consisting of an award mix of 50% non-qualified stock options and 50% performance shares. However, the Compensation and Nominating Committee and Mr. Phillips agreed instead for 2021 that Mr. Phillips would receive an award mix of one-third performance shares and two-thirds RSUs. For information regarding potential payments to Mr. Phillips upon termination or change-in-control pursuant to the Phillips Employment Agreement, see “Potential Payments Upon Termination or Change-in-Control.”

D. Patience

Mr. D. Patience was appointed as the Company’s CFO on April 1, 2023. Pursuant to his employment agreement (the “D. Patience Employment Agreement”), Mr. D. Patience is paid a base salary of $310,000 per year and received a grant of 50,000 RSUs on April 1, 2023. Mr. D. Patience is entitled to participate in the Company’s annual incentive programs and annual long-term incentive programs. For information regarding potential payments to Mr. D. Patience upon termination or change-in-control pursuant to the D. Patience Employment Agreement, see “Potential Payments Upon Termination or Change-in-Control.”

Mertz

Dr. Mertz was appointed as the Company’s CTO on June 23, 2022. Pursuant to his employment agreement, (the “Mertz Employment Agreement”), Dr. Mertz is paid a base salary of $336,192 per year. Dr. Mertz is entitled to participate in the Company’s annual incentive programs and annual long-term incentive programs. For information regarding potential payments to Dr. Mertz upon termination or change-in-control pursuant to the Mertz Employment Agreement, see “Potential Payments Upon Termination or Change-in-Control.”

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and the Company’s financial performance:

Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5) ($)	Net Loss ($) (in thousands)
2023	3,004,105	(1,209,610)	1,054,434	527,710	5	(61,618)
2022	2,094,707	(1,645,887)	516,482	(167,649)	9	(62,493)
2021	2,889,222	682,527	1,479,098	757,146	69	(77,702)

1.	In 2023, 2022, and 2021, Jack Phillips was the Principal Executive Officer (“PEO”). The remaining NEOs for 2023 consisted of David Patience and Larry Mertz; for 2022 consisted of Steven Reichling and Larry Mertz; and for 2021 consisted of Steven Reichling and Ron Price.
2.	Represents total compensation reported in the Summary Compensation Table, which includes the grant date fair value of stock awards calculated in accordance with ASC Topic 718.
3.	In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards(i) ($)	Equity Award Adjustments(ii) ($)	Compensation Actually Paid to PEO ($)
2023	3,004,105	2,409,105	(1,804,610)	(1,209,610)
2022	2,094,707	1,499,707	(2,240,887)	(1,645,887)
2021	2,889,222	2,186,207	(20,488)	682,527

i.	Represents the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
ii.	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (a) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (b) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (c) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (d) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (e) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (f) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments are as follows, as described above in footnote (ii):

Year	Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	1,227,575	(3,040,063)	165,305	(157,428)	—	—	(1,804,610)
2022	626,970	(2,183,200)	—	(684,657)	—	—	(2,240,887)
2021	1,078,436	(977,956)	—	(120,968)	—	—	(20,488)

4.	In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the average CAP to the NEOs as a group (excluding our PEO), using the same methodology described above in footnote (3):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards(i) ($)	Average Equity Award Adjustments(ii) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	1,054,434	743,828	217,105	527,710
2022	516,482	207,827	(476,303)	(167,649)
2021	1,479,098	1,189,098	467,146	757,146

iii.	Represents the grant date fair value of equity awards reported in the “Stock Awards” in the Summary Compensation Table for the applicable year.
iv.	The amounts deducted or added in calculating the equity award adjustments are provided below:

Year	Average Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	347,973	(173,174)	37,484	4,822	—	—	217,105
2022	61,643	(490,896)	20,374	(67,424)	—	—	(476,303)
2021	567,944	(125,151)	—	24,353	—	—	467,146

5.	Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. See additional inputs provided below.

Analysis of Information Presented in the Pay Versus Performance Table.

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of TSR and net loss.

Director Compensation

Directors who are also employees of the Company (including Mr. Phillips) do not receive any separate compensation in connection with their Board service, and we do not pay cash fees to any of our Directors. Beginning in 2022, non-employee Directors generally receive an RSU award upon joining the Board, which is calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the Director’s election to the Board. Until 2022, non-employee Directors generally received a non-qualified initial stock option award upon joining the Board, which was calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the Director’s election to the Board. Non-employee Directors also receive annual equity awards with a nominal value of $60,000. All equity awards vest after 12 months, unless a non-employee Director in good standing leaves prior to 12 months, in which case the vesting is pro-rated based on the number of months served following the date of grant. We compensate our non-employee Directors solely with equity in keeping with our overall goal of preserving cash. In addition, we believe larger equity awards, rather than cash fees, align our director incentives with the interests of our Shareholders. We reimburse non-employee Directors for reasonable expenses related to their Board service.

In 2023, a one-time equity grant was issued to equally compensate legacy and newly elected Directors. Legacy Directors (Ms. Francesconi, Mr. Burris, Mr. Massarany, Mr Strobeck, Mr. Patience, and Mr. Schuler) received a grant of 23,684 RSUs vesting 20% per year over a five-year period.

In 2023, all non-employee Directors received their annual compensation in the form of RSU awards. Additionally, pursuant to the Director Equity Deferral Program adopted by the Board, a Director may elect to defer the payment of 100% of the RSU award until the first to occur of: (a) the date on which the Director ceases to be a member of the Board; (b) the date specified by the Director in writing; or (c) the date of the closing of a transaction that results in a Change of Control (as defined in the 2022 Incentive Plan) as long as such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code.

The following table sets forth the compensation our non-employee Directors received for serving as our Directors for the year ended December 31, 2023:

Name	Stock Awards (1) ($)			Total ($)
Mark Black	233,684	*	(2)(3)(5)	233,684
Wayne C. Burris	231,315	*	(2)(4)	231,315
Louise L. Francesconi	231,315		(2)(4)	231,315
Hany Massarany	231,315		(2)(4)	231,315
Marran H. Ogilvie	233,684	*	(2)(3)(5)	233,684
John Patience	231,315	*	(2)(4)	231,315
Jennifer Regan	233,684		(2)(3)(5)	233,684
Jack W. Schuler	231,315		(2)(4)	231,315
Matthew W. Strobeck, Ph.D.	231,315	*	(2)(4)	231,315
Thomas Brown	4,684		(6)	4,684
Charles Watts	4,684		(6)	4,684

*	Pursuant to the Company’s Director Equity Deferral Program described above, grantee elected to defer receipt of the RSUs to a future date as defined in the program.

(1)	The amount reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report.
(2)	Includes 7,894 RSUs granted to Director on May 29, 2023, which vest on May 29, 2024.
(3)	Includes new director grant of 23,684 RSUs granted to the Director on May 29, 2023, which vest in equal annual installments on each anniversary of the grant date over five years, beginning on May 29, 2024, and ending on May 31, 2028.
(4)	Includes 23,684 RSUs granted to the Director on June 28, 2023, which vest in equal annual installments on each anniversary of the grant date over five years, beginning on June 28, 2024, and ending on June 28, 2028.
(5)	Mr. Black, Ms. Ogilvie, and Ms. Regan were elected to the Board in May 2023.
(6)	Upon retirement from the Board of Directors in May of 2023, Mr. Brown and Mr. Watts each received a consultant grant of 633 RSUs on May 22, 2023, which vested on June 22, 2023.

Director Frank ten Brink retired on February 21, 2023, and received no compensation for 2023. Director Mark Miller retired on February 22, 2023, and received no compensation for 2023.

As of December 31, 2023, our non-employee Directors held unvested RSUs and options to purchase the following number of Shares:

Name	Option Awards	Stock Awards
Mark Black	—	31,578	*
Wayne C. Burris	—	44,744	*
Louise L. Francesconi	9,287	31,578
Hany Massarany	9,378	34,704
Marran H. Ogilvie	—	31,578	*
John Patience	11,266	39,172	*
Jennifer Regan	—	31,578
Jack W. Schuler	10,448	31,578
Matthew W. Strobeck, Ph.D.	11,266	39,172	*

*	Pursuant to the Company’s Director Equity Deferral Program described above, grantee elected to defer receipt of the RSUs to a future date as defined in the program.

Equity Compensation Plan Information

The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2023:

Equity Compensation Plan
Plan category	Number of securities to be issued upon exercise of outstanding options and release of restricted stock units		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the 1st column)(3)
Equity compensation plans approved by security holders	1,609,275	(2)	$148.40	1,288,285
Equity compensation plans not approved by security holders	—		—	—
Total	1,609,275		$148.40	1,288,285

(1)	Shares issuable upon vesting of RSUs and PSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price.
(2)	Represents 369,839 Shares subject to outstanding stock options and 1,239,436 Shares that may be issued upon vesting of outstanding RSUs.
(3)	Includes 1,288,285 Shares available for issuance under the 2022 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 15, 2024 of (i) each of our executive officers, Directors, and Director nominees; (ii) all executive officers, Directors, and Director nominees as a group; and (iii) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock. We deem Shares that may be acquired by an individual or group within 60 days of March 15, 2024, including pursuant to the exercise of options or warrants, the conversion of convertible securities or vesting of RSUs, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these Shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 21,572,449 Shares outstanding on the Record Date (March 15, 2024).

The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Mark Black (1)	—	*
Wayne C. Burris(2)	10,649	*
Louise L. Francesconi(3)	42,756	*
Hany Massarany(4)	50,803	*
Marran H. Ogilvie(5)	—	*
John Patience(6)	740,802	3.4%
Jack Phillips(7)	370,020	1.7%
Jenny Regan(8)	—	*
Jack W. Schuler(9)	8,376,473	36.4%
Matthew W. Strobeck, Ph.D.(10)	444,098	2.0%
David Patience(11)	95,026	*
Larry Mertz(12)	102,734	*
All executive officers and Directors as a group (12 persons)(13)	10,233,361	43.6%
Other 5% Shareholders
Entities Affiliated with Indaba Capital Management, L.P. (14)	2,370,336	9.9%
Griffin Asset Management, LLC(15)	1,219,724	5.7%

*	Represents less than 1% of our issued and outstanding Common Stock.

(1)	Mr. Black is a Director of the Company.
(2)	Mr. Burris is a Director of the Company. Amount includes 839 Shares held directly and 9,810 RSUs deferred until termination.
(3)	Ms. Francesconi is a Director of the Company. Amount includes 20,927 Shares held directly; 8,496 Shares that are issuable to her upon exercise of options that are vested or vest within 60 days of March 15, 2024; and 13,333 shares issuable upon exercise of a warrant.
(4)	Mr. Massarany is the Chairman of the Board. Amount includes 3,000 Shares held by the Massarany Family Trust dated November 15, 2012; 24,260 Shares held directly; 6,877 Shares that are issuable to him upon exercise of options that are vested or vest within 60 days of March 15, 2024; and 16,666 shares issuable upon exercise of a warrant. Mr. Massarany has sole voting and dispositive power with respect to the Shares held by the Massarany Family Trust dated November 15, 2012.
(5)	Ms. Ogilvie is a Director of the Company.

(6)	Mr. J. Patience is a Director of the Company. Amount includes 453,224 Shares and 16,666 Shares issuable upon exercise of a warrant held by the John Patience Trust dated 7/23/1993; 214,046 Shares held by Patience Enterprises LP; 3,941 Shares held by the John Patience IRA; and 26,471 Shares held by Ventana Charitable Foundation. Mr. Patience has sole voting and dispositive power with respect to the Shares held by the John Patience Trust dated 7/23/1993, Patience Enterprises LP, and the Ventana Charitable Foundation. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 7,594 RSUs deferred until termination and 18,860 Shares issuable to him upon exercise of options that are vested or vest within 60 days of March 15, 2024.
(7)	Mr. Phillips is a Director of the Company and is the Company’s President and CEO. Amount includes 76,707 Shares held directly; 16,666 warrants; and 276,647 Shares that are issuable to him upon exercise of options or release RSUs that are vested or vest within 60 days of March 15, 2024. Amount does not include 5,558 Shares held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the Shares held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019.
(8)	Ms. Regan is a Director of the Company.
(9)	Mr. Schuler is a Director of the Company. Amount includes 7,594 Shares held directly; 6,949,694 Shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such Shares in his capacity as trustee of the trust); and 5,497 Shares held by Renate Schuler (the spouse of Mr. Schuler). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount includes 10,448 Shares issuable to him upon exercise of options that are vested or vest within 60 days of March 15, 2024. Amount also includes 1,403,240 Shares issuable to him upon exercise of a warrant.
(10)	Dr. Strobeck is a Director of the Company. Amount includes 202,556 Shares held directly; 120,682 Shares held by Birchview Fund, LLC; and 2,000 Shares held as an UGMA Custodian for minor children (Dr. Strobeck has sole voting and dispositive power with respect to such Shares in his capacity as the Managing Partner of such entity). Amount also includes 11,266 Shares issuable to him upon exercise of options that are vested or vest within 60 days of March 15, 2024 and 7,594 RSUs deferred until termination. Amount also includes 100,000 Shares issuable to him upon exercise of a warrant.
(11)	Mr. D. Patience is the Company’s CFO. Amount includes 26,247 Shares held directly and 760 Shares held by his spouse. The amount also includes 16,666 warrants and 51,353 Shares issuable to him upon exercise of options or release of RSUs that are vested or vest within 60 days of March 15, 2024.
(12)	Dr. Mertz is the Company’s CTO. Amount includes 52,569 Shares held directly and 50,165 Shares issuable upon exercise of options or release of RSUs that are vested or vest within 60 days of March 15, 2024.
(13)	Represents Shares beneficially owned by the Company’s current executive officers and Directors.
(14)	In a Schedule 13D filed with the SEC on June 20, 2023, Indaba Capital Management, L.P., IC GP, LLC, and Derek C. Schrier reported shared voting and dispositive power with respect to 1,597,224 Shares (adjusted for the Company’s 1-for-10 reverse stock split, which was effective July 11, 2023), which represented Shares issuable upon conversion of 5.00% Notes held by the reporting persons giving effect to the Beneficial Ownership Limitation (as defined below). The indenture for the 5.00% Notes contains a blocker provision that, together with a letter agreement between the Company and Indaba Capital Fund, L.P., prohibits the conversion of the 5.00% Notes by the reporting persons if such conversion would result in the reporting persons’ beneficial ownership exceeding 9.9% of the number of outstanding Shares at any time (the “Beneficial Ownership Limitation”). By written notice to the Company, Indaba Capital Fund, L.P. may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage; provided that such increase will not be effective until the 65th day after such notice is delivered to the Company. The amount presented in this table represents the updated beneficial ownership total of the reporting persons giving effect to the Beneficial Ownership Limitation as of March 15, 2024. The address of the principal office of such reporting persons is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129.
(15)	Based on a Schedule 13G filed with the SEC on March 5, 2024. Griffin Asset Management, LLC reported sole voting and dispositive power with respect to 1,219,724 Shares. The address of the principal office of such reporting person is 230 Park Avenue, 4th Floor, New York, NY 10169.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2024 Annual Meeting of Shareholders

The Board has nominated Mark Black, Wayne C. Burris, Louise L. Francesconi, Hany Massarany, John Patience, Jack Phillips, Marran H. Ogilvie, Jennifer Regan, and Jack W. Schuler for election as Directors. If elected, each of the Directors will hold office as a Director until our 2025 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of Directors, your Shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of Directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as Directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of Directors serving on the Board. If additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mark Black, Wayne C. Burris, Louise L. Francesconi, Hany Massarany, John Patience, Jack Phillips, Marran H. Ogilvie, Jennifer Regan, and Jack W. Schuler.

Vote Required and Board Recommendation

Election of a Director requires the affirmative vote of the holders of a plurality of the Shares for which votes are cast at a meeting at which a quorum is present. The 9 persons receiving the greatest number of votes will be elected as Directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of Directors.

The Board recommends that Shareholders vote FOR the election of each of Mark Black, Wayne C. Burris, Louise L. Francesconi, Hany Massarany, John Patience, Jack Phillips, Marran H. Ogilvie, Jennifer Regan, and Jack W. Schuler as Directors of the Company.

PROPOSAL NO. 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Governance Committee Appointment – Ernst & Young LLP

Our Audit and Governance Committee, pursuant to authority granted to it by the Board, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to examine our annual consolidated financial statements for the year ending December 31, 2024. The Board is submitting this proposal to the vote of the Shareholders in order to ratify the Audit and Governance Committee’s selection. If Shareholders do not ratify the selection of Ernst & Young LLP, the Audit and Governance Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2024, although the Audit and Governance Committee will be under no obligation to change its selection. Ernst & Young LLP has been our independent registered public accounting firm since July 1, 2013.

Fees Billed by Ernst & Young, LLP

Audit Fees

Fees and related expenses for the audit by Ernst & Young, LLP of our annual financial statements, its review of the financial statements included in our quarterly reports and other services that were provided in connection with statutory and regulatory filings totaled approximately $1.1 million for the year ended December 31, 2023, and $1.0 million for the year ended December 31, 2022.

Audit-Related Fees

During the years ended December 31, 2023 and 2022, Ernst & Young, LLP did not bill us for any audit-related fees.

Tax Fees

Tax Fees consist of fees billed for tax-related professional services provided by Ernst & Young, LLP which, during the year ended December 31, 2023, totaled approximately $55,000. During the year ended December 31, 2022, Ernst & Young, LLP did not bill us for tax-related professional services.

All Other Fees

During the years ended December 31, 2023 and 2022, Ernst & Young, LLP did not bill us for other professional services.

Policy on Audit and Governance Committee Pre-Approval of Services

The Audit and Governance Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit and Governance Committee. If unanticipated items arise between regularly scheduled meetings of the Audit and Governance Committee, the Audit and Governance Committee has delegated authority to the chair of the Audit and Governance Committee to pre-approve services, in which case the chair communicates such pre-approval to the full Audit and Governance Committee at its next meeting. The Audit and Governance Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2023 and 2022, all services billed by Ernst & Young, LLP were pre-approved by the Audit and Governance Committee in accordance with this policy.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.

The Board recommends that the Shareholders vote FOR Proposal 2.

PROPOSAL NO. 3

AMENDMENT OF THE 2022 OMNIBUS EQUITY INCENTIVE PLAN

General

On May 12, 2022, the Company’s Shareholders approved the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”). The 2022 Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock grants, stock units, performance units, performance shares and performance cash awards.

On May 19, 2023, the First Amendment to the 2022 Incentive Plan was approved by the Company’s Shareholders at the Company’s 2023 Annual Meeting of Shareholders to increase the number of Shares reserved and available for grant under the 2022 Incentive Plan by 1,600,000 Shares.

On April 3, 2024 (the “Amendment Effective Date”), the Board adopted, subject to Shareholder approval, the Second Amendment to the 2022 Incentive Plan (the “Second Amendment”), which is attached to this Proxy Statement as Appendix A. If approved by the Shareholders, the Second Amendment will (i) revise the number of shares of stock reserved and available for grant under the 2022 Incentive Plan to reflect the 1-for-10 reverse stock split of the Company’s common stock (“Common Stock”) effective July 11, 2023, and (ii) increase the number of Shares reserved and available for grant under the 2022 Incentive Plan by 4,000,000 shares. We anticipate that the adoption of the Second Amendment and the additional 4,000,000 shares we are requesting to be reserved for grant under the 2022 Incentive Plan will allow the Compensation and Nominating Committee (referred to as the “Committee” in this Proposal No. 3) to grant awards for the next 3 years, although this could change based on various factors.

The Board believes the Second Amendment is necessary because the Company exceeded its planned usage of shares in 2023, primarily due to granting equity awards at a lower average share price than anticipated. The Board believes that the Company’s success is due to its talented workforce and that its future success partially depends on the Company’s continued ability to recruit, hire, and retain the talent required to successfully execute the Company’s business plans. The ability to grant equity awards under the 2022 Incentive Plan is a critical tool in the Company’s efforts to achieve this objective.

As of the Amendment Effective Date, the total number of Shares remaining available for grant under the 2022 Incentive Plan was approximately 918,018 shares.

Our burn rate for the last three years , which we define as the total number of shares subject to awards granted in a calendar year expressed as a percentage of our weighted average shares outstanding (the “Burn Rate”), was 9.0% for 2023, 5.2% for 2022, and 5.0% for 2021, and the average Burn Rate over the last three years was 6.4%. The Board believes the potential dilution from equity issuances to be made under the 2022 Incentive Plan, approval of the Second Amendment, and our historical Burn Rate is reasonable and that approval of the Second Amendment is in the best interests of our Shareholders as it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

The closing price of our Common Stock, as reported on The Nasdaq Capital Market on April 9, 2024, was $0.86 per share. If the Second Amendment is approved by our Shareholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the Second Amendment.

Set forth below is a summary of the principal provisions of the 2022 Incentive Plan, as amended by the proposed Second Amendment. The summary is qualified by reference to the full text of 2022 Incentive Plan, as amended by the proposed Second Amendment.

Summary of 2022 Incentive Plan Features

Purpose

The Board believes that the 2022 Incentive Plan promotes the success and enhances the value of the Company by aligning the interests of participants in the 2022 Incentive Plan with those of the Company’s Shareholders and by providing those individuals with an incentive for outstanding performance to generate significant returns for the Company’s Shareholders. The Board also believes that the flexible terms and conditions of the 2022 Incentive Plan, which permit the grant of various forms of equity awards with a variety of terms and conditions, allow the Company to attract, retain, and motivate individuals upon whose judgment, interest, and effort the successful conduct of the Company’s operation is largely dependent.

Administration

The 2022 Incentive Plan is administered by the Committee or, with respect to non-employee Directors, the Board. The Committee shall at all times consist of at least two (2) individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the NASDAQ Listing Rules, in each case, as each such rule or regulation is in effect from time to time. The Committee, by majority action, is authorized to interpret the 2022 Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2022 Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the 2022 Incentive Plan, to the extent they are not contrary to express provisions of the 2022 Incentive Plan.

The Committee has the authority, without limitation, to: (a) designate participants to receive awards; (b) determine the type or types of awards and the times when awards are to be granted to each participant; (c) determine the number of awards to be granted and the number of Shares to which an award will relate; (d) determine the terms and conditions of any award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, Common Stock, other awards, or other property, or whether an award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each award agreement, which need not be identical for each participant; (g) decide all other matters that must be determined in connection with an award; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2022 Incentive Plan; (i) amend or modify any outstanding award to the extent the terms of such award are within the power and authority of the Committee as provided under the 2022 Incentive Plan; (j) interpret the terms of, and determine any matter arising pursuant to, the 2022 Incentive Plan or any award agreement and correct any defects and reconcile any inconsistencies in the 2022 Incentive Plan or any award agreement; and (k) make all other decisions or determinations that may be required pursuant to the 2022 Incentive Plan or an award agreement as the Committee deems necessary or advisable to administer the 2022 Incentive Plan.

The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant awards to employees (other than to employees who are or may become upon hiring employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.

Stock Subject to the 2022 Incentive Plan

If the Second Amendment is approved by the Shareholders, the total number of Shares reserved and available for grant pursuant to the 2022 Incentive Plan shall be 6,150,000 Shares, plus the number of Shares that remain available or, as described in Section 4.2 of the 2022 Incentive Plan otherwise become available, for grant under the terms of the Company’s 2012 Omnibus Equity Incentive Plan and all prior equity plans adopted by the Company at any time in the past.

The maximum number of Shares that may be issued as incentive stock options under the 2022 Incentive Plan is the same numeric limitation set forth in the preceding sentence. Shares delivered pursuant to the 2022 Incentive Plan may consist of authorized but unissued Common Stock, treasury stock, or Common Stock purchased on the open market. The amount of Common Stock reserved for grants pursuant to the 2022 Incentive Plan is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

If any award granted under a Prior Plan (as defined in the 2022 Incentive Plan) terminates, expires, lapses for any reason, any Common Stock subject to or surrendered for such award will again be available for grant under the 2022 Incentive Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of Shares available for grant by the entire number of Shares subject to that SAR or option (or applicable portion thereof), even though a smaller number of Shares will be issued upon such an exercise. Common Stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2022 Incentive Plan. Awards that are settled in cash will not be charged against the number of Shares available for grant.

The aggregate grant date fair value of awards (including Share-based and cash-based awards) that may be granted under the 2022 Incentive Plan to a non-employee Director, plus the aggregate amount of all cash payments made to such non-employee Director, for service as Director during any fiscal year may not exceed $500,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this annual director compensation limit during the year in which it is first earned.

Eligibility

All employees, officers, Directors of, and certain consultants and advisers to, the Company or its subsidiaries are eligible to participate in the 2022 Incentive Plan. We currently have 117 employees and 9 non-employee Directors, although we expect that awards will be generally limited to approximately 114 employees and 9 non-employee Directors, and under unique circumstances a consultant or advisor.

Awards Available Under the 2022 Incentive Plan

Each of the following types of awards may be granted pursuant to the 2022 Incentive Plan:

•	Stock Options. An option entitles the participant to purchase Shares in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the 2022 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Plan will be at least 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but no option may be exercised more than 10 years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, Shares held for longer than six (6) months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which Shares will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the 2022 Incentive Plan. A participant will have no rights as a Shareholder with respect to options until the Shares are actually issued in connection with the award.

•	Stock Appreciation Rights (“SARs”). An SAR award gives the participant the right to share in the appreciation in value of one Share. Appreciation is calculated as the excess, if any, of (i) the fair market value of a Share on the date of exercise over (ii) the base value fixed by the Committee on the date of grant, which may not be less than the fair market value of a Share on the date of grant. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the date of grant. The award agreement will specify whether the payment for the SARs shall be in cash, Common Stock of equivalent value, or in a combination thereof.

•	Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of Shares at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the Common Stock and subject the Common Stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted Common Stock will be forfeited.

•	Restricted Stock Units (“RSUs”). An RSU award gives the participant the right to receive Common Stock, a cash payment or a combination thereof, equal to the fair market value of our Common Stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding RSUs have no voting rights with respect to the Shares subject to their RSU award prior to the issuance of such Shares pursuant to the award. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested RSUs will be forfeited.

•	Stock Grant Awards. A stock grant award gives the participant the right to receive (or purchase at a price determined by the Committee), a designed number of Shares free of any vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Committee.

•	Stock Unit Awards. A stock unit award gives the participant the right to receive a designated number of Shares, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of Shares, in the future free of any vesting restrictions. A stock unit award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

•	Performance Shares. A performance share award gives the participant the right to receive a specified number of Shares if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•	Performance Units. A performance unit award gives the participant the right to receive a specified number of Shares, a cash payment or a combination of Common Stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•	Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

Restrictions

Except as described above, the Committee may impose such restrictions on any awards under the 2022 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which our Common Stock is then listed, and under any blue sky or state securities law applicable to the awards.

Change of Control

If a Change of Control (as defined in the 2022 Incentive Plan) occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in an award agreement or thereafter, that all or part of outstanding awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. In addition, upon, or in anticipation of, a Change of Control, the Committee may (a) cause all outstanding awards to be cancelled and terminated as of a specified date and give each participant the right to exercise such awards during such period of time as the Committee, in its sole discretion, shall determine or (b) cause all outstanding awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board in connection with a Change of Control shall be done in compliance with Section 409A of the Code.

Clawback of Awards

Every award issued under the 2022 Incentive Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Nontransferability

Unless otherwise determined by the Committee, no award granted under the 2022 Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Committee. The Committee shall have the authority to adopt a policy that is applicable to existing awards, new awards, or both, which permits a Participant to transfer awards during his or her lifetime to any Family Member (as defined in the 2022 Incentive Plan).

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

Adjustment Provisions

In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any similar corporate transaction or event in respect of the Common Stock, the Committee shall, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of Shares made available for grant; (b) the numeric limits expressed in the 2022 Incentive Plan; (c) the number and class of and/or price of Shares, units, or other rights subject to the then-outstanding awards; (d) the performance targets or goals appropriate to any outstanding awards; or (e) any other terms of an award that are affected by the event. Notwithstanding anything in the 2022 Incentive Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2022 Incentive Plan shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

Replacement Awards

In the event of any corporate transaction in which the Company or a subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which equity awards are then outstanding (the “Acquired Plan”), the Committee may make awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Any shares of stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described above under “Adjustment Provisions,” be available for use in making awards under this 2022 Incentive Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with the NASDAQ Listing Rules (or rules of any other exchange upon which our Common Stock is then traded), including, but not limited to, NASDAQ Listing Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

Amendment, Modification and Termination of the 2022 Incentive Plan

With the approval of the Board, the Committee may, at any time and from time to time, terminate, amend or modify the 2022 Incentive Plan. Any such action of the Committee is subject to the approval of the Shareholders to the extent required by law, regulation or the rules of any exchange on which our Common Stock is then listed, quoted or traded. Except as otherwise provided in the Plan, neither the Board nor the Committee may, without the approval of Shareholders: (a) increase the number of Shares available for grant under the 2022 Incentive Plan; (b) permit the Committee to grant options or SARs with an exercise price or base value that is below fair market value on the date of grant; (c) permit the Committee to extend the exercise period for an option or SAR beyond ten (10) years from the date of grant; (d) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted options; (e) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted SARs, (f) extend the duration of the Plan, or (g) expand the type of awards available for grant under the Plan or expand the class of participants eligible to participate in the Plan.

Except as provided in the next sentence, or in connection with a change of control, no amendment, modification, or termination of the Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2022 Incentive Plan without the consent of the participant. The participant’s consent is unnecessary if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the participant; or (c) is required to cause the benefits under the 2022 Incentive Plan to comply with the provisions of Section 409A of the Code.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse tax consequence or cost to the Company) to satisfy federal, state, and local withholding tax requirements on any award under the 2022 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain federal income tax consequences of certain transactions under the 2022 Incentive Plan based on federal income tax laws in effect on December 31, 2022. This summary is not intended to be exhaustive and does not describe state, local or foreign income tax consequences which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant and, subject to any deduction limitations set forth in the Internal Revenue Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognize by the participant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, RSUs, performance shares, performance units, performance cash awards or stock unit awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of our Common Stock or amount received on the date of exercise, lapse of restriction or payment. Subject to any deduction limitations set forth in the Internal Revenue Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the Common Stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the Common Stock received is not subject to a substantial risk of forfeiture or is transferable). If Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, RSUs, performance shares, performance units, performance cash awards, and stock units. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2022 Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2022 Incentive Plan in such a manner.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers

In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or Director to suit under Section 16(b) of the Exchange Act, but not longer than six (6) months.

Tax Consequences to the Company or Its Subsidiaries

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

New Plan Benefits

The issuance of any awards under the Second Amendment will be at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the Second Amendment in the future are generally not determinable at this time. If the proposed Second Amendment had been in effect in fiscal year 2023, we expect that our award grants for 2023 would not have been different from those actually made in that year under the 2022 Incentive Plan. For information regarding grants made under the 2022 Incentive Plan during 2023 to our NEOs and Directors, see the sections entitled “Compensation Overview” and “Executive Compensation” in this Proxy Statement.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, Director, and certain of their family members and other related persons. These policies and procedures are generally not in writing but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve, and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal year 2022, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s Directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

Schuler

•	2022 Securities Purchase Agreement. On March 24, 2022, the Company entered into a securities purchase agreement (the “2022 Securities Purchase Agreement”) with the Jack W. Schuler Living Trust (the “Schuler Trust”) for the issuance and sale by the Company of approximately 0.2 million Shares to the Schuler Trust. Jack W. Schuler is the trustee of the Schuler Trust and is a member of the Board and a significant shareholder of the Company. Pursuant to the 2022 Securities Purchase Agreement, the Schuler Trust agreed to purchase the Shares at a purchase price (determined in accordance with NASDAQ rules relating to the “market value” of the Company’s common stock) of $16.40 per share, which was equal to the consolidated closing bid price reported by NASDAQ immediately preceding the time the Company entered into the 2022 Securities Purchase Agreement, for an aggregate purchase price of $4.0 million. As discussed further below, the Company and the Schuler Trust entered into an amendment to the 2022 Securities Purchase Agreement in connection with the Restructuring Transactions (as defined below), pursuant to which the terms of settlement were changed, and the Company issued and sold approximately 0.5 million Shares to the Schuler Trust for proceeds of $4.0 million under the 2022 Securities Purchase Agreement.

•	2022 Exchange Agreement. During 2022, the Schuler Trust purchased an aggregate of $49.9 million of the of the Company’s 2.50% convertible senior notes (the “2.50% Notes”) in privately negotiated transactions with certain holders of the 2.50% Notes. On August 15, 2022, the Company entered into an exchange agreement (the “2022 Exchange Agreement”) with the Schuler Trust. Under the terms of the 2022 Exchange Agreement, the Schuler Trust agreed to exchange with the Company $49.9 million in aggregate principal amount of 2.50% Notes held by it (the “Exchanged Schuler Notes”) for (a) a secured promissory note in an aggregate principal amount of $34.9 million (the “2022 Schuler Secured Note”) and (b) a warrant to acquire Common Stock (the “2022 Schuler Warrant”) at an exercise price of $21.20 per share (the “2022 Warrant Exercise Price”).

The 2022 Schuler Secured Note had a scheduled maturity date of August 15, 2027, and was repayable upon written demand at any time on or after such date. The 2022 Schuler Secured Note bore interest at a rate of 5.0% per annum, payable at the option of the Company in cash or in the form of Common Stock, at the earlier of (i) any prepayment of principal and (ii) maturity. The 2022 Schuler Secured Note was secured by substantially all of the assets of the Company, subject to customary exceptions and limitations, pursuant to a security agreement, dated as of August 15, 2022. As discussed further below, the Company and the Schuler Trust entered into an amendment to the 2022 Schuler Secured Note in connection with the Restructuring Transactions, pursuant to which the share conversion price was changed from $21.20 to $10.60, and the 2022 Schuler Secured Note, including any accrued interest, was contemporaneously settled through the Company’s issuance of approximately 3.4 million Shares to the Schuler Trust. No interest on the Exchanged Schuler Notes or the 2022 Schuler Secured Note was paid to the Schuler Trust during the years ended December 31, 2023 and 2022. As of March 15, 2024, the Exchanged Schuler Notes and the 2022 Schuler Secured Note were no longer outstanding.

The 2022 Schuler Warrant may be exercised from February 15, 2023 through the earlier of (i) August 15, 2029 or (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the 2022 Schuler Warrant. The 2022 Schuler Warrant is exercisable for up to approximately 0.2 million Shares, or 15% of the principal amount of the 2022 Schuler Secured Note, divided by the 2022 Warrant Exercise Price. Such number of Shares and the 2022 Warrant Exercise Price are subject to certain customary proportional adjustments for fundamental events, including stock splits and recapitalizations, as set forth in the 2022 Schuler Warrant.

•	2023 Restructuring Transactions. On April 21, 2023, the Company entered into a restructuring support agreement (the “Restructuring Support Agreement”) with certain holders of the 2.50% Notes, the Schuler Trust, as the holder of the 2022 Schuler Secured Note, and the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and Schuler Grandchildren LLC (collectively, the “”Schuler Parties”), as the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”), to negotiate in good faith to effect a series of transactions to allow for the restructuring of the Company’s capital structure (the “Restructuring Transactions”). The Schuler Parties are related to Jack W. Schuler but are not affiliates of his. In connection with the consummation of the Restructuring Transactions, on June 9, 2023, among other things, (i) the Company and the Schuler Trust entered into a Consent and Amendment No. 1 to the 2022 Schuler Secured Note, pursuant to which the share conversion price of the 2022 Schuler Secured Note was changed from $21.20 to $10.60 and the 2022 Schuler Secured Note, including any accrued interest, was contemporaneously settled through the Company’s issuance of approximately 3.4 million Shares to the Schuler Trust; (ii) the Company and the Schuler Trust entered into Amendment No. 1 to the 2022 Securities Purchase Agreement, pursuant to which the terms of settlement were changed and the Company issued and sold approximately 0.5 million Shares to the Schuler Trust at a purchase price of $8.20 per share for proceeds of $4.0 million under the 2022 Securities Purchase Agreement; (iii) the Schuler Purchasers exercised their right to convert a total of approximately 4.0 million Series A Preferred Shares and received approximately 0.4 million Shares upon such conversion; and (iv) the Company and the Schuler Trust entered the 2023 Securities Purchase Agreement (as defined below) as discussed further below.

•	2023 Securities Purchase Agreement. On June 9, 2023, the Company and the Schuler Trust entered into an additional securities purchase agreement (the “2023 Securities Purchase Agreement”), pursuant to which the Schuler Trust was required, at the Company’s option, either to (i) purchase approximately 1.4 million Shares from the Company valued at $7.20 per Share for an aggregate purchase price of $10 million or (ii) backstop a public offering by the Company of Shares for aggregate proceeds of $10 million, in either case with a closing date no later than December 15, 2023 (the “2023 SPA Closing Date”). On December 12, 2023, the Company and the Schuler Trust entered into a First Amendment to the 2023 Securities Purchase Agreement (the “2023 SPA Amendment”), under which the 2023 SPA Closing Date was changed to February 15, 2024, and the Schuler Trust agreed to purchase $2 million of Shares in a backstopped public offering. As discussed further below, concurrently with the completion of the January 2024 Public Units Offering (as defined below), the Company sold 1.2 million Units (as defined below) at a purchase price of $1.73 per Unit to the Schuler Trust in satisfaction of the Schuler Trust‘s obligation under the 2023 Securities Purchase Agreement.

•	January 2024 Unit Offering. On January 23, 2024, the Company closed a public offering (the “January 2024 Public Units Offering”) of units (the “Units”), each consisting of one Share and one warrant (a “2024 Warrant”) to purchase one Share, and for certain investors in lieu thereof, pre-funded units, each consisting of one pre-funded warrant to purchase one Share and one 2024 Warrant. The public offering price for each Unit was $1.50. The 2024 Warrants have an exercise price of $1.65 per share, were immediately exercisable upon issuance, and will remain exercisable until the date that is five years after their original issuance.

On January 19, 2024, the Company entered into a subscription agreement (the “2024 Schuler Subscription Agreement”) with the Schuler Trust for the issuance and sale by the Company in a private placement offering of an aggregate of approximately 2.8 million Units. Pursuant to the 2024 Schuler Subscription Agreement, the Schuler Trust purchased approximately 1.2 million Units, at a purchase price of $1.73 per Unit, concurrently with the closing of the January 2024 Public Units Offering, and agreed to purchase an additional approximately 1.6 million Units, at a purchase price of $1.73 per Unit, on or before May 20, 2024.

Strobeck

•	January 2024 Unit Offering. Birchview Fund, LLC purchased 100,000 Units in the January 2024 Public Units Offering at the public offering price of $1.50 per Unit. Dr. Strobeck is the Managing Partner of Birchview Fund, LLC and is a member of the Board.

Indaba

•	2023 Restructuring Transactions. As discussed above, on April 21, 2023, the Company entered into the Restructuring Support Agreement with various parties, including Indaba Capital Management, L.P. (together with its affiliates, “Indaba”), as a holder of the 2.50% Notes. In connection with the consummation of the Restructuring Transactions, on June 9, 2023, the Company also, among other things, (i) entered into a note exchange agreement with certain investors named therein, including Indaba, pursuant to which Indaba exchanged approximately $20.2 million aggregate principal amount of 2.50% Notes for approximately $20.6 million aggregate principal amount of 5.00% Notes (inclusive of additional 5.00% Notes in respect of interest accrued on the 2.50% Notes from September 15, 2022) and (ii) entered into a note purchase agreement with certain investors named therein (“Note Purchase Agreement”), including Indaba, pursuant to which Indaba purchased approximately $2.1 million aggregate principal amount of 5.00% Notes for cash. As of March 15, 2024, Indaba beneficially owns more than 5% of the Company’s Common Stock.

The 5.00% Notes mature on December 15, 2026 and bear interest at a rate of 5% per annum, payable in kind. Interest is payable semi-annually in arrears June 15 and December 15 of each year, commencing on December 15, 2023. The 5.00% Notes, including any 5.00% Notes issued as a result of the payment of interest in kind, will be convertible into Shares at an initial conversion price of approximately $7.20 per Share, which reflects the initial conversion rate of 138.88889 Share per $1,000 principal amount of 5.00% Notes. The initial conversion price was subject to adjustment based on the positive difference between the 31 to 90 day volume-weighted average price, subject to a cap of $8.30 per Share. On October 18, 2023, the Company evaluated the conversion rate in accordance with the terms of the 5.00% Notes and determined the initial conversion rate of 138.88889 Shares per $1,000 principal amount will continue to be the conversion rate through the remaining term of the 5.00% Notes. Upon conversion of the 5.00% Notes, the Company will pay or deliver, as the case may be, cash, Shares, or a combination of cash and Shares, at the Company's election. The 5.00% Notes are secured by certain assets of the Company and its subsidiaries, including but not limited to certain accounts, equipment, fixtures and intellectual property.

Pursuant to the Note Purchase Agreement, Indaba had the right to identify a candidate for appointment to the Board. Mr. Black was the Indaba Nominee and was appointed to the Board on May 18, 2023. Additionally, in accordance with the Note Purchase Agreement, the Company is required to reduce the size of the Board from ten directors to nine directors through the removal or resignation of one director prior to the Annual Meeting. Further, at such time as the 5.00% Notes are no longer outstanding, Ms. Ogilvie and Mr. Black, as the Indaba Nominee, are required to resign from the Board, unless the Company requests either to remain on the Board.

For the year ended December 31, 2023 no interest was paid on the 2.50% Notes to Indaba. For the year ended December 31, 2022, interest on the 2.50% Notes in the approximate aggregate amount of $0.5 million was paid to Indaba. For the year ended December 31, 2023, the Company paid interest to Indaba on the 5.00% Notes by payment-in-kind through the issuance of approximately an additional $0.6 million aggregate principal amount of 5.00% Notes. As of March 15, 2024, Indaba held approximately $23.3 million aggregate principal amount of 5.00% Notes and no 2.50% Notes.

ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.proxyvote.com, or will be furnished, without charge, to beneficial Shareholders or Shareholders of record as of the record date upon request in writing to Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 or by telephone to (520) 365-3100.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Shareholders sharing the same address by delivering a single set of these proxy materials addressed to those Shareholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, or by telephone at (520) 365-3100. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your Shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2025 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attention: Corporate Secretary, not later than December 13, 2024. However, in the event that the Company holds its 2025 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2024 Annual Meeting of Shareholders, the Company will disclose the new deadline by which Shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

Proposals to be presented at the 2025 Annual Meeting of Shareholders that are not intended for inclusion in the proxy statement, including Director nominations, must be submitted by notice in writing and received by the Company at the above address no earlier than the close of business on January 7, 2025, nor later than the close of business on February 6, 2025. However, if the 2025 Annual Meeting of Shareholders is held more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2024 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting of Shareholders and not later than the close of business on the later of: (1) the 90th day prior to such annual meeting and (2) the 10th day following the date of the first public disclosure of the date of such annual meeting.

In addition to satisfying the deadline in the advance notice provisions of the Amended and Restated Bylaws, Shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide the Company notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked to the Company at its corporate headquarters, or transmitted electronically at investors@axdx.com, no later than March 8, 2025 to comply with the SEC’s universal proxy rules.

Please refer to the advance notice provisions of our Amended and Restated Bylaws for additional information and requirements regarding Shareholder proposals and Director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON TUESDAY, MAY 7, 2024:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the Shares they represent as the Board may recommend. It is important that your Shares be represented at the meeting, regardless of the number of Shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

APPENDIX A

SECOND AMENDMENT TO THE

ACCELERATE DIAGNOSTICS, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”) effective as of May 12, 2022. The Plan was subsequently amended by the First Amendment, effective as of April 14, 2023. By adoption of this instrument, the Company now desires to amend the Plan to (i) reflect the number of shares of stock reserved and available for grant under the Plan to reflect the 1-for-10 reverse stock split of the Company’s stock effective July 11, 2023, and (ii) increase the number of shares of stock reserved and available for grant pursuant to the Plan by 4,000,000.

1.            This Second Amendment shall be effective as of April 3, 2024, subject to approval by the Company’s shareholders at the Company’s 2024 Annual Meeting and shall be void in the absence of such approval.

2.            Section 4.1 of the Plan (Number of Shares Subject to Plan-Number of Shares) is hereby amended and restated in its entirety to read as follows:

4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 6,150,000, plus the number of shares of Stock that remain available or, as described in Section 4.2 otherwise become available, for grant under the terms of the 2012 Plan and all Prior Plans following the Effective Date. As provided in Section 1.1, no Awards will be made pursuant to the 2012 Plan or any other Prior Plan on or after the Effective Date.

3.            This Second Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 3rd day of April, 2024.

Dated: April 3, 2024

ACCELERATE DIAGNOSTICS, INC.

David Patience
Chief Financial Officer

ACCELERATE DIAGNOSTICS, INC
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AXDX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V38804-P10174 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCELERATE DIAGNOSTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Black
02) Wayne C. Burris
03) Louise L. Francesconi
04) Hany Massarany
05) Marran H. Ogilvie
06) John Patience
07) Jack Phillips
08) Jennifer Regan
09) Jack W. Schuler

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ACCftfl'ATf 01.AG~ M: co MOAOl'.DGf IOIOXUJl QUIITM,OQ NY U 1'I 1 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOW'S: □ SCAN TO VIEW MATERlALS & VOTE [> VOTE av INTERNET fl£ttore The Meeflflg • Go to www.proxwote..com or sea n the QR &an:ode above use the lntemet to transmit your 10t1ng 1nstn.,ct1ons and for electronic deluef}' of 1nformauon up untll 11 :59 p.m. Eastern nmethe daoJbefm the art~ff date or meeua:ig date. Ma'-'t )()Ur proxy card In hand "'hen you access the web Site and folb.\• the 1nstn.,ct1ons to obtain your records and to create an electronic VO'tlng Instruction form. OX/rg The Me«t'lg· Go to www.vtrtualsh!.areholdermeetrng.com/AX0X2Q24 'lb.Im~ attend the meeting via the Internet and vote dl.flng the meeting.~ the 1nformat1on that IS printed n the box matted by the <ffl:1-11 avjlable il'ld folO\\' the 1nstn.icuons. VOTE av PMONE • 1 ·800~90-6903 use zrytouch-tone teleDhone to tnnsmn \CUI vouno instructions up untll 1 I: 59 p.m. Eastern nme the d~ before the cut-off dale or meetfng date. ~ your proxy card In hand when )OU ca'I and then follow the instructions. VOTE aVMAIL Marl:, s1g, and date )()Ur pro;(y card and rebJrn It n the postage-~d envelope we have p/O'Aded or return It to Vote Processing, rJo Broaaldge. S) Mercedes way, Edgewood, NY 11717. ________________________ V38804-P1017.!_ ____ KEEPTHISPORTIONFORYOURRECOROS THIS PROXY CARO 15 18\LIO ONLY WHEN SIGNED ANO DATED. CETAC HAND RETURN THS PORTION ONLY ACGLERATE DIAGNOSTICS, INC. The Board of Directors N:!commends you vote FOR the following: 1. Election of Directors Nomneu: 01) Mark Black 02) Wayne C. Burns 03) Louise L l=rancesconl 04) Hany Massarany 05) Marran H. OgllVle 06) John Patience 07) Jack Phillips 08) Jennifer Regan 09) Jack \V. Schuler b Wtthhold for AU AU AU Except 0 0 0 The Board of Directors NMonwnends you vote FOR proposals 2 and 3. To 'Mthhdd author1t>' to vote for any individual norrinee(s), mat ·For Al Except' and write the number(s) cl the nominee(s) on the liie bekm. 2. To rdtlfv the selection of Ernst & Young LLP as the Independent registered publlc accounting firm of the Company for the year ending December 31, 2024; 3. To approve an amendment to the .Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the "2022 Incentive Plan") to Increase the total number of authorized shares of the Company's common stock ("Shares")a~ llable for grant thereunder by 4,000,000 Shares; and 4. To trdnsact such other business as mciy properly come before the m2etIng Cl' any continuation, postponement or adjournment thereof. Please Sign exactly as your ndme(s) appear(s) hereon. When signing as attorney, executor, ddmtnlstrdtor, or other fiduciary, please give full tltle as such. Joint owners should each Sign personally. All holders must sign. If a corporation or partl"IE!rshlp, please Sign In full corporate or partnership name by authorized officer. Sigiature (PlEASE SIGN WITHIN BOX) O.te Slgnature(Joint Owners) 7 For Against Abstain 0 0 0 0 0 0

Important Notice Regarding the Availability of Proxy Material.s for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyi.,ote.com. ACCELERATE DIAGNOSTICS, INC. Annual Meeting of Shareholders May 7, 2024 10:30 AM (Pacific Daylight Time) This proxy is solicited by the Board of Directors V38805.f>10174 The undersigned revokes all previous proxies, acknO'YVledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 7, 2024 and the Proxy Statement and appoints Jack Phillips as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the re,..erse side of this ballot, all of the shares of Common Stock of ACCELERATE DIAGNOSTICS, INC., a Delaware corporation (the "Company"), that the shareholder(,) is/are entitled to vote at the Annual Meeting of Shareholders o f the Company to be held on Tuesday, May 7, 2024, at 10:30 AM, Pacific Daylight Time, online at www.virtualshareholdermeeting.com/AXDX2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such d irection is made, this proxy w ill be voted in accordance w ith the Board of Directors' recommendations. Continued and to be signed on reverse side